EXHIBIT 10.16

                                SEARCHHELP, INC.
                               1055 STEWART AVENUE
                                    SUITE 12
                               BETHPAGE, NY 11714


November 5, 2003

S.G. Martin Securities LLC
8 Broadway
Rocky Point, New York 11778
Attention:  Emanuel Pantelakis


         RE: PLACEMENT AGENT AGREEMENT ("AGREEMENT")
             ---------------------------------------

Gentlemen:

The following shall constitute an agreement between us:

SearchHelp, Inc. (the "Company") hereby engages S.G. Martin Securities LLC (the "Placement Agent") as a non-exclusive agent to use its best efforts to arrange for subscribers to subscribe for up to 6,000,000 shares of the Company's common stock at a purchase price of $.25 per share ("Shares") for a total of $1,500,000, all as more particularly described in the Private Placement Memorandum of the Company, dated November 5, 2003, as supplemented from time to time ("Memorandum").

The term of this Agreement shall commence on the date hereof and continue through November 30, 2003. Notwithstanding the foregoing, either party may terminate this agreement with or without cause at any time upon delivery of written notice to the other party.

The Placement Agent hereby accepts the engagement to use its best efforts to solicit subscriptions for Shares from qualified subscribers pursuant to the Memorandum and sales material, if any, supplied by the Company (collectively, the "Offering Documents"), in accordance with the following terms and conditions:

The Company represents and warrants that the Shares are being offered pursuant to an exemption from registration under the Securities Act of 1933 as amended (the "Act") afforded by Section 4(2) thereof and Regulation D thereunder. The Shares and this offering are more particularly described in the Memorandum. The Shares are non-transferable and non-assignable except under certain circumstances more fully described in the Memorandum. The Company agrees to furnish to the Placement Agent copies of the Offering Documents describing the Company and the Shares, which shall not be made available to potential subscribers until such Offering Documents and their use shall be approved by the Company. The Company represents and warrants to the Placement Agent that the Offering Documents do not contain any untrue statement or alleged untrue statement of a material fact or omit to state a material fact required to be

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stated or necessary to make any statement not misleading and the Company further represents and warrants that they shall immediately notify the Placement Agent, in writing, if any such statement becomes untrue. In connection with the Placement Agent's engagement, the Company will furnish the Placement Agent with any information concerning the Company and their respective officers, directors and/or shareholders which the Placement Agent reasonably deems appropriate and will provide the Placement Agent with access to the Company's accountants, counsel, and other advisors, officers and directors.

Except as provided in Paragraph 3 below with respect to indemnification by the Placement Agent, the Placement Agent may rely upon the accuracy of information about the Company provided to the Placement Agent by the Company and the Company shall indemnify and hold the Placement Agent, its agents and employees harmless from and against any claims relating thereto or to the Shares, provided that the Placement Agent promptly notify the Company of any such claims and provide the Company with an opportunity to defend against or settle such claims with counsel of its choice and provided that the Company will not indemnify the Placement Agent against any claims that result from willful misconduct by the Placement Agent, its agents or employees.

In performing such services, the Placement Agent hereby acknowledges its responsibility to (a) use its best efforts to preserve the confidentiality of any proprietary or not publicly available information or data provided to the Placement Agent by the Company and (b) fully disclose to those parties that the Placement Agent contacts on the Company's behalf the capacity in which the Placement Agent are contacting them and the Placement Agent's relationship with the Company.

The Placement Agent agrees that any and all activities performed by it shall be performed subject to the limitations set forth above and in compliance with applicable federal and state securities laws, rules and regulations as well as in accordance with applicable rules and regulations of the National Association of Securities Dealers, Inc. and NASDAQ, and that the Placement Agent shall indemnify and hold harmless the Company and its affiliates from and against claims relating to any material breach by the Placement Agent of the foregoing covenants or any other agreements of the Placement Agent contained in this Agreement or resulting from the Placement Agent's gross negligence or willful misconduct, provided that the Company promptly notifies the Placement Agent of any such claim and offers the Placement Agent the opportunity to defend against or settle such claim with counsel of the Placement Agent's choice, and further provided that neither the Company nor any of its agents or affiliates is in any way at fault with respect to such claim.

Subject to the terms and conditions in this Agreement, the Company shall pay the Placement Agent (i) a commission equal to 10% of all Shares placed for which the Placement Agent has acted as placement agent pursuant to this Agreement, (ii) a non-accountable expense allowance equal to 2% of all the Shares placed by the Placement Agent and (iii) a warrant to purchase up to 600,000 shares of Common Stock at a purchase price of $.30 per share which will be exercisable for a period of 5 years, which means that the Placement Agent will receive a warrant to purchase one share of the Company's common stock for every 10 shares sold by

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the Placement Agent. The Placement Agent's warrants and the underlying shares of common stock will not be registered at the time of grant. Pursuant to a Registration Rights Agreement, the Placement Agent will have certain piggyback rights to cause the registration of the shares if the Company effects a registration of its securities.




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The Placement Agent  acknowledges that it has been informed of the jurisdictions in which the Company has been advised by counsel acceptable to the Placement Agent that the Shares have been qualified or registered for sale or are exempt under the respective securities or "Blue Sky" laws of such jurisdictions; but
the  Company  has  not  assumed,   nor  will  they  assume,  any  obligation  or
responsibility concerning the Placement Agent's right to act as broker with respect to the Shares in any such jurisdiction. No offer to sell, solicitation of an offer to buy, or sale of Shares in a state or other jurisdiction shall be made by the Placement Agent until the Company has notified the Placement Agent that the Shares have been so registered or qualified or are exempt from registration or qualification with the securities authority in such state or other jurisdiction.

The Offering Documents to be provided by the Placement Agent under this Agreement shall not be publicly disclosed or made available to third parties (excluding subscribers that have been previously approved by the Placement Agent) without the Placement Agent's prior consent. The Placement Agent represents that it is a broker-dealer properly registered or licensed under applicable federal and securities laws and regulations and under the securities laws and regulations of the states in which the Shares will be offered or sold by it. The Placement Agent covenants that it shall maintain such registration and/or license in full force and effect at all times hereunder.

The Placement Agent agrees that (i) it will comply with the applicable requirements of the Act (including the delivery of a Memorandum to each prospective subscriber as required by the Act) and the Securities Exchange Act of 1934 (the "1934 Act") and that it will not act in contravention of Section 4(2) of the Act or Regulation D, (ii) neither it nor any person acting for it will give any information or make any representations, other than those contained in the Offering Documents and (iii) it is not authorized to act as agent for the Company for any purpose other than as expressly set forth herein.

The  Placement  Agent agrees to retain in its file,  for period of at least five
(5) years after dissolution of the Company, information which will establish that each subscriber for Shares, resident in those jurisdictions requiring it, falls within the permitted class of investors. Such information shall remain on file on-site for two (2) years and at an off-site storage facility for three (3) years where such documents may be retrieved without undue delay. The Company also agrees to maintain documents for five (5) years after dissolution of the Company relating to subscribers Shares from which the Company determined to admit them to the Company.

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration under the auspices of and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitration panel shall consist of one arbitrator selected from the panel of arbitrators of the AAA. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

This Agreement shall commence on the date hereof and shall continue until terminated in accordance herewith. The provisions of this Paragraph and of Paragraphs 1, 3, 5, 6, 7(i), 9, 11, 13, 14 and 15 shall survive any termination

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of this Agreement.  Upon such  termination,  the brokerage  commission and other compensation arrangements with regard to the then existing subscriptions will continue.

The benefits of this Agreement, including the indemnification, shall inure to the benefit of the respective successors and assigns and representatives of the Company and the Placement Agent, and the obligations and liabilities assumed in this Agreement by the Company, and the Placement Agent and shall be binding upon their respective successors and assigns.

This Agreement shall be binding upon the parties when duly accepted and signed, and shall be governed by and construed in accordance with the laws of the State of New York, without reference to that state's conflict of laws rules.

Any notice or other communication which is permitted or required hereunder shall be duly and properly given if in writing and either delivered personally to the person to whom it is authorized to be given if sent by (i) nationally-recognized over-night courier, postage prepaid, or (ii) by registered or certified mail (in each case, return receipt requested, postage prepaid), or (iii) by telecopy, as follows:

                  If to the Placement Agent:

                           S. G. Martin Securities LLC
                           8 Broadway
                           Rock Point, NY 11778
                           Attention:  Emanuel Pantelakis
                           Telecopy:  _______________

                  with a copy to:

                           Joseph L. Pittera, Esq.
                           2214 Torrance Blvd.
                           Suite 101
                           Torrance, CA  90501

                  If to the Company:

                           SearchHelp, Inc.
                           1055 Stewart Avenue
                           Suite 12
                           Bethpage, NY  11714
                           Attn: William Bozsnyak


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                  with a copy to:

                           Tannenbaum Helpern Syracuse & Hirschtritt, LLP 900 Third Avenue, 13th Floor
                           New York, New York 10022
                           Attention:  Ralph A. Siciliano, Esq.
                           Telecopy:  (212) 371-1084


Should any party hereto notify the other party in accordance herewith of a change in address, such further notices to such notifying party shall then be delivered or marked to such last address given.

     (a) This Agreement may not be amended or modified except in writing signed by the party against whom enforcement is sought.

     (b) The Company hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to the indemnification provisions of this Agreement is brought against the Placement Agent or any other Indemnified Person.

     (c) The Placement Agent and the Company waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort, or otherwise) related to or arising out of the engagement of the Placement Agent pursuant to, or the performance by the Placement Agent of the services contemplated by this Agreement, including the indemnification provided herein.


This Agreement may be executed in any number of counterparts, each of which counterpart shall constitute an original instrument, and all of which, when taken together, shall constitute one and the same instrument.


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If the foregoing correctly sets forth the terms and conditions of our agreement, please sign the enclosed copy of this agreement beneath the words "Agreed to and Accepted" and return same to us.


Very truly yours,

SEARCHHELP, INC.


By:
   ----------------------------------------------
Name:  William Bozsnyak
Title:  President



Agreed to and Accepted:

S. G. MARTIN SECURITIES LLC


By:
   ----------------------------------------------
Name:  Emanuel Pantelakis
Title:  President



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